Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX EXTENDS CREDIT AGREEMENT
ATLANTA — July 7, 2010 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today announced that it has entered into an amendment to its revolving credit agreement with a syndicate of banks led by Wells Fargo Bank, N.A. The amended credit facility provides for borrowing capacity of up to $400 million and matures in January 2014, replacing the Company’s existing $500 million credit facility, which was scheduled to mature in May 2011. In addition, the amended credit facility provides for an additional $100 million uncommitted accordion credit facility, which would permit the Company to increase the maximum amount of borrowing capacity up to $500 million.
The amended credit facility amends the facility size to match the required borrowing base. Further details concerning the amendment, including interest rate terms, are contained in the Company’s Current Report on Form 8-K, which has been filed with the Securities and Exchange Commission.
“We are pleased to enter into this amendment with Wells Fargo and the other lenders, which we believe is an endorsement of both the Company’s strength and our plans for growth,” said Doug Goforth, BlueLinx’ chief financial officer and treasurer. “This agreement extends our financing through the end of 2013, which allows us to remain focused on growing our business.”
Wells Fargo Capital Finance acted as sole lead arranger for the transaction. The agent group also includes Regions Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., Burdale Capital Finance, Inc. and General Electric Capital Corporation.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

BlueLinx Credit Facility Press Release

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
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